UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2006

HOUSING PROGRAMS LIMITED

(Exact name of Registrant as specified in its charter)

            California

  0-13808

  95-3906167

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Contract

Please see the description under Item 2.01, below.

Item 2.01

Completion of Acquisition or Disposition of Assets

Housing Programs Limited, a California limited partnership (the “Registrant”) is the 99% limited partner in Plaza Village Group, a Rhode Island limited partnership (“Plaza Village”). Plaza Village is the owner of a 228-unit residential apartment complex located in Woonsocket, Rhode Island.  In conjunction with the Registrant’s acquisition of its limited partnership interest in Plaza Village, the Registrant issued non-recourse notes payable (the “Plaza Notes”) totaling $2,000,000 and bearing interest at a rate of 9.5% per annum.  The Plaza Notes matured in 1999.  The balance of the Plaza Note as of September 27, 2006, including unpaid principal and accrued interest, is approximately $6,038,000.  The principal and accrued interest outstanding under the Plaza Note is collateralized by the Registrant’s investment in Plaza Village.  An affiliate of the corporate general partner of the Registrant held a 15% interest in and served as custodian with respect to the Plaza Notes.  The remaining 85% interest in the Plaza Notes is held by a third party, SHP Acquisitions II, LLC, a Maine limited liability company (“SHP”).

On September 27, 2006, the affiliate of the Registrant’s corporate general partner assigned its interest in the Plaza Notes as well as its position as custodian of the Plaza Notes to SHP for $1,550,000.

The Registrant’s corporate general partner does not believe that the value of the Registrant’s limited partnership interest in Plaza Village is sufficient to repay the Plaza Notes in full.  Accordingly, on September 27, 2006, the Registrant assigned 49% of its limited partnership interest in Plaza Village to SHP for $24,500 in lieu of SHP exercising its rights under the Plaza Notes. The Registrant expects to assign its remaining 51% limited partnership interest in Plaza Village to SHP at a later date for $25,500 upon SHP’s receipt of certain approvals from the Department of Housing and Urban Development.  SHP has deposited these additional funds in an escrow account to be released to the Registrant upon receipt of the approvals.

The foregoing description is qualified in its entirety by reference to the Assignment of Limited Partnership Interest and Escrow Agreement, copies of which are filed as exhibits 10 and 10.1 to this report.

In accordance with the Restated Certificate and Agreement of Limited Partners of the Partnership, the Registrant’s corporate general partner intends to utilize the proceeds received in consideration of the assignment described above for Registrant’s operations and reserves.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10

    Assignment of Limited Partnership Interest by and between Housing     Programs Limited, a California limited partnership and SHP           Acquisitions II, LLC, a Maine limited liability company, dated       September 27, 2006.

10.1

 Escrow Agreement by and between Housing Programs Limited, a             California limited partnership and SHP Acquisitions II, LLC, a          Maine limited liability company, dated September 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSING PROGRAMS LIMITED

By:

National Partnership Investments Corp.

Corporate General Partner

By:

/s/Kathleen Danilchick

Kathleen Danilchick

Senior Vice President and Chief Financial Officer

Date:

October 3, 2006